Exhibit 32
CERTIFICATION
This Report on Form 10-Q of The Community Financial Corporation (the “Company”) for the quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2022	By:	/s/ William J. Pasenelli
William J. Pasenelli Chief Executive Officer

Date: August 3, 2022	By:	/s/ Todd L. Capitani
Todd L. Capitani Chief Financial Officer